Exhibit 10.9

CALIBURN INTERNATIONAL CORPORATION

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of              by and between Caliburn International Corporation a Delaware corporation (the “Company”), and              (“Indemnitee”), and supersedes any other prior agreement between the Company and Indemnitee regarding indemnification.

RECITALS

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as              of the Company;

WHEREAS, in order to induce Indemnitee to provide or continue to provide services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law;

WHEREAS, the Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company require indemnification of the officers and directors of the Company, and Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Charter, the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not deemed exclusive, and thereby contemplate that individual contracts may be entered into between the Company and any or all of its directors, officers, employees or agents with respect to indemnification and advancement of expenses;

WHEREAS, the board of directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Company’s stockholders;

WHEREAS, it is reasonable and prudent for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law, regardless of any amendment or revocation of the Charter or the Bylaws, so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Charter, the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company. Indemnitee agrees to serve as [a director / an officer] of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.

Section 2. Definitions.

As used in this Agreement:

(a) “Change in Control” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the capital stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

(b) “Corporate Status” describes the status of a person as a current or former [director / officer] of the Company or current or former director, manager, partner, officer, employee, agent or trustee of any other Enterprise which such person is or was serving at the request of the Company.

(c) “Disinterested Directors” shall mean members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought.

(d) “Enforcement Expenses” shall include all reasonable attorneys’ fees, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other out-of-pocket disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action. Expenses, however, shall not include fees, salaries, wages or benefits owed to Indemnitee.

(e) “Enterprise” shall mean any corporation (other than the Company), partnership, joint venture, trust, employee benefit plan, limited liability company, or other legal entity of which Indemnitee is or was serving at the request of the Company as a director, manager, partner, officer, employee, agent or trustee.

(f) “Expenses” shall include all reasonable attorneys’ fees, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other out-of-pocket disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding. Expenses, however, shall not include amounts paid in settlement by Indemnitee, the amount of judgments or fines against Indemnitee or fees, salaries, wages or benefits owed to Indemnitee.

(g) “Independent Counsel” means a law firm, or a partner (or, if applicable, member or shareholder) of such a law firm, that is experienced in matters of Delaware corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company, any subsidiary of the Company, any Enterprise or Indemnitee in any matter material to any such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(h) “Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

(i) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, regulatory or investigative nature, and whether formal or informal, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was [a director /an officer] of the Company or is or was serving at the request of the Company as a director, manager, partner, officer, employee, agent or trustee of any Enterprise or by reason of any action taken by Indemnitee or of any action taken on his or her part while acting as [a director / an officer] of the Company or while serving at the request of the Company as a director, manager, partner, officer, employee, agent or trustee of any Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; provided, however, that the term “Proceeding” shall not include any action, suit or arbitration, or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement as provided for in Section 12(a) of this Agreement.

Section 3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee to the extent set forth in this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines, penalties, excise taxes, and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Section 4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee to the extent set forth in this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery (the “Delaware Court”) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court shall deem proper.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement and except as provided in Section 7, to the extent that Indemnitee is a party to or a participant in any Proceeding and is successful in such Proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Reimbursement for Expenses of a Witness or in Response to a Subpoena. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee, by reason of his or her Corporate Status, (i) is a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party or (ii) receives a subpoena with respect to any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, the Company shall reimburse Indemnitee for all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 7. Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement:

(a) to indemnify for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) to indemnify for an accounting or disgorgement of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state or local statutory law or common law if such person is held liable therefor (including pursuant to any settlement arrangements);

(c) to indemnify for any reimbursement of, or payment to, the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act, if such person is held liable therefor (including pursuant to any settlement arrangements) or any formal policy of the Company adopted by the Board (or a committee thereof), or any other remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(d) to indemnify with respect to any Proceeding, or part thereof, brought by Indemnitee against the Company, any legal entity which it controls, any director or officer thereof or any third party, unless (i) the Board has consented to the initiation of such Proceeding or part thereof and (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; provided, however, that this Section 7(d) shall not apply to (A) counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee or (B) any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company in the suit for which indemnification or advancement is being sought as described in Section 12; or

(e) to provide any indemnification or advancement of expenses that is prohibited by applicable law (as such law exists at the time payment would otherwise be required pursuant to this Agreement).

Section 8. Advancement of Expenses. Subject to Section 9(b), the Company shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within ninety (90) days after the receipt by the Company of a statement or statements requesting such advances (including any invoices received by Indemnitee, which such invoices may be redacted as necessary to avoid the waiver of any privilege accorded by applicable law) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to the fullest extent required by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. Nothing in this Section 8 shall limit Indemnitee’s right to advancement pursuant to Section 12(e) of this Agreement.

Section 9. Procedure for Notification and Defense of Claim.

(a) Indemnitee shall notify the Company in writing as soon as practicable of any Proceeding for which Indemnitee may seek indemnification or advancement of Expenses, specifying the basis for the claim, the amounts for which Indemnitee is seeking payment under this Agreement, and all documentation related thereto as reasonably requested by the Company. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder, unless and only to the extent such failure or delay materially prejudices the Company.

(b) In the event that the Company shall be obligated hereunder to provide indemnification for or make any advancement of Expenses with respect to any Proceeding, the Company shall be entitled to assume the defense of such Proceeding, or any claim, issue or matter therein, with counsel reasonably approved by Indemnitee upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Proceeding; provided, that (i) Indemnitee shall have the right to employ separate counsel in any such Proceeding at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of such defense, or (C) the Company shall not continue to retain such counsel to defend such Proceeding, then the fees and expenses actually and reasonably incurred by Indemnitee with respect to his or her separate counsel shall be Expenses hereunder.

(c) In the event that the Company does not assume the defense in a Proceeding pursuant to paragraph (b) above, then the Company will be entitled to participate in the Proceeding at its own expense.

(d) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its prior written consent (which consent shall not be unreasonably withheld). The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee. The Company shall have the right to settle any Proceeding (or any part thereof) without the consent of Indemnitee; provided, however, that the Company shall not settle any action or claim in a manner that would impose any penalty or admission of guilt or liability on Indemnitee without Indemnitee’s written consent (which consent shall not be unreasonably withheld).

(e) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

Section 10. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 9(a), a determination, if such determination is required by applicable law, with respect to Indemnitee’s entitlement to indemnification hereunder shall be made in the specific case by one (1) of the following methods: (x) if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if the number of such Disinterested Directors is less than a quorum of the Board (the “Majority Disinterested Directors”), (B) by a committee of Disinterested Directors designated by the Majority Disinterested Directors or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; or (y) if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by the Majority Disinterested Directors or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within thirty (30) days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such determination.

(b) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a), the Independent Counsel shall be selected by the Board; provided that, if a Change in Control shall have occurred and indemnification is being requested by Indemnitee hereunder in his or her capacity as a director of the Company, the Independent Counsel shall be selected by Indemnitee. Indemnitee or the Company, as the case may be, may, within five (5) days after written notice of such selection, deliver to the

Company or Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 9(a), and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected without objection, either Indemnitee or the Company may petition the Delaware Court for resolution of any objection which shall have been made by Indemnitee or the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the Delaware Court or by such other Person as the Delaware Court shall designate. The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(a) hereof. Upon the due commencement of any judicial proceeding pursuant to Section 12(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) If the Person empowered or selected under this Section 10 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made, and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Person making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.

(d) Indemnitee shall cooperate with the Person making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person upon reasonable advance request any documentation or information, which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

Section 11. Presumptions and Effect of Certain Proceedings.

(a) To the extent permitted by applicable law, in making a determination with respect to entitlement to indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 11(c) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

Section 12. Remedies of Indemnitee.

(a) Subject to Section 12(f), in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(a) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification for which a determination is to be made other than by Independent Counsel, (iv) payment of indemnification or reimbursement of expenses is not made pursuant to Sections 5 or 6 or the last sentence of Section 10(a) of this Agreement within ninety (90) days after receipt by the Company of a written request therefor (including any invoices received by Indemnitee, which such invoices may be redacted as necessary to avoid the waiver of any privilege accorded by applicable law) or (v) payment of indemnification pursuant to Sections 3 or 4 of this Agreement is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Delaware Court of his or her entitlement to such indemnification or advancement.

(b) In the event that a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 12, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c) If a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 12, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his or her behalf, in advance, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(f) The Company shall indemnify Indemnitee to the fullest extent permitted by law against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within ninety (90) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company in the suit for which indemnification or advancement is being sought. Such written request for advancement shall include invoices received by Indemnitee in connection with such Enforcement Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law need not be included with the invoice.

(g) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

Section 13. Non-exclusivity; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Charter, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company purchases and maintains an insurance policy or policies providing liability insurance for directors, managers, partners, officers, employees, agents or trustees of the Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, manager, partner, officer, employee, agent or trustee under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) [Except as provided in Section 23, t]1[T]he Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.

Section 14. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as [a director / an officer] of the Company or (b) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

[1]	Insert only for Thomas J. Campbell, Douglas T. Lake, Jr., T. Gail Dady and Jerome B. Chernock.

Section 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 16. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as [a director / an officer] of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as [a director / an officer] of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter, the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 17. Modification and Waiver. No supplement, modification or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such supplement, modification or amendment.

Section 18. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (iii) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (iv) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)	If to Indemnitee, at such address as Indemnitee shall provide to the Company.

(b)	If to the Company to:

Caliburn International Corporation

10701 Parkridge Boulevard, Suite 200

Reston, Virginia 20191

Attention: Jim Van Dusen

or to any other address as may have been furnished to Indemnitee by the Company.

Section 19. Contribution.

(a) Whether or not the indemnification provided hereof is available, in respect of any threatened, pending or completed action, suit or Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.

(b) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(c) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnification event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 20. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 19 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 21. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 22. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 23. [Primary Responsibility. The Company acknowledges that Indemnitee has certain rights to indemnification and advancement of expenses provided by DC Capital Partners, LLC (the “Secondary Indemnitor”). The Company agrees that, as between the Company and the Secondary Indemnitor, the Company is primarily responsible for amounts required to be indemnified or advanced under the Charter, the Bylaws or this Agreement and any obligation of the Secondary Indemnitor to provide indemnification or advancement for the same amounts is secondary to those Company obligations. To the extent not in contravention of any insurance policy or policies providing liability or other insurance for the Company or any director, manager, partner, officer, employee, agent or trustee of the Company or any other Enterprise, the Company waives any right of contribution or subrogation against the Secondary Indemnitor with respect to the liabilities for which the Company is primarily responsible under this Section 23. In the event of any payment by the Secondary Indemnitor of amounts otherwise required to be indemnified or advanced by the Company under the Charter, the Bylaws or this Agreement, the Secondary Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of

Indemnitee for indemnification or advancement of expenses under the Charter, the Bylaws or this Agreement or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid. The Secondary Indemnitor is an express third-party beneficiary of the terms of this Section 23.]2

[Remainder of Page Intentionally Left Blank]

[2]	Insert only for Thomas J. Campbell, Douglas T. Lake, Jr., T. Gail Dady and Jerome B. Chernock.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

By:
Name:
Title:

[Name of Indemnitee]

[Signature Page to Indemnification Agreement]